As filed with the Securities and Exchange Commission on September 22, 2009
Registration No. 333- ________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Leap Wireless International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	33-0811062 (I.R.S. Employer Identification Number)

5887 Copley Drive
San Diego, California 92111
(Address, including zip code, of Registrant’s principal executive offices)

2004 STOCK OPTION, RESTRICTED STOCK AND DEFERRED STOCK UNIT PLAN, AS AMENDED
(Full Title of the Plan)

Robert J. Irving, Jr.
Senior Vice President and General Counsel
Leap Wireless International, Inc.
5887 Copley Drive
San Diego, California 92111
(Name and address of agent for service)
(858) 882-6000
(Telephone number, including area code, of agent for service)

Copies to:
Barry M. Clarkson, Esq.
Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, California 92130
(858) 523-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed Maximum
	Amount	Maximum	Amount of	Amount of
	to be	Offering Price	Aggregate	Registration
Title of Securities to be Registered	Registered	Per Share	Offering Price	Fee
Common Stock, $0.0001 par value	1,000,000 (1)(2)	$20.07 (3)	$20,070,000 (3)	$1,120 (4)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)	Covers 1,000,000 additional shares of common stock available for issuance under the 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan of Leap Wireless International, Inc., as amended (the “2004 Plan”), pursuant to an amendment of the 2004 Plan approved by the stockholders of the Registrant on May 21, 2009. The 2004 Plan authorizes the issuance of a maximum of 9,300,000 shares of common stock. However, the offer and sale of 8,300,000 shares of common stock, which have been or may be issued under the 2004 Plan, have previously been registered pursuant to Registration Statements on Form S-8 (File Nos. 333-125909 and 333-143308).

(3)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is based on the average of the high and low prices for the Registrant’s common stock as reported on the NASDAQ Global Select Market on September 21, 2009.

(4)	Pursuant to Rule 457(p) under the Securities Act, the Registrant is offsetting the entire registration fee of $1,120.00 due under this Registration Statement against the remaining $10,585.89 of the registration fee from the Registration Statement on Form S-1 (File No. 333-126246) originally filed by the Registrant on June 30, 2005 (the “Prior Registration Statement”). A total of $37,856.89 was paid with respect to the unsold 11,755,806 shares of common stock that were registered on the Prior Registration Statement. The Registrant previously applied (1) $301.00 of the unused registration fee from the Prior Registration Statement in connection with the registration of 300,000 shares of common stock on the Registration Statement on Form S-8 (File No. 333-157689) that was filed by the Registrant on March 4, 2009; (2) $11,763.00 of the unused registration fee from the Prior Registration Statement in connection with the registration of 11,755,806 shares of common stock on the Registration Statement on Form S-3 (File No. 333-157697) that was filed by the Registrant on March 4, 2009 and (3) $15,207.00 of the unused registration fee from the Prior Registration Statement in connection with the registration of 7,000,000 shares of common stock on the Registration Statement on Form S-3 (File No. 333-157690) that was filed by the Registrant on March 4, 2009, as supplemented by the prospectus supplement filed by the Registrant pursuant to Rule 424(b)(5) under the Securities Act on May 29, 2009. The remaining unused $9,465.89 from the Prior Registration Statement may be used to offset future registration fees in accordance with Rule 457(p).
Proposed sales to take place as soon after the effective date of this Registration Statement as awards granted under the 2004 Plan are granted, exercised and/or distributed.

Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1

INTRODUCTION
          This Registration Statement on Form S-8 registers the offer and sale of an additional 1,000,000 shares of common stock of Leap Wireless International, Inc. for issuance under the 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan of Leap Wireless International, Inc., as amended (the “2004 Plan”). In accordance with Instruction E to Form S-8, the contents of the previous Registration Statements on Form S-8 (File Nos. 333-125909 and 333-143308) are hereby incorporated by reference.
     Item 3. Incorporation of Documents by Reference.
     The Securities and Exchange Commission (the “Commission”) allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we have filed, or may file, with the Commission:
(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed by us with the Commission on February 27, 2009 (File No. 000-29752).

(2)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, filed by us with the Commission on May 11, 2009 and August 10, 2009, respectively.

(3)	Our Current Reports on Form 8-K filed by us with the Commission on February 17, 2009, May 28, 2009, May 29, 2009, June 1, 2009, June 8, 2009 and September 4, 2009.

(4)	The description of our common stock contained in our Registration Statement on Form 10 filed by us with the Commission on July 1, 1998, as amended (File No. 000-29752).
     All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement. Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

1

     Item 8. Exhibits.
     The following is a list of the exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit
Number	Document
4.1(1)	Form of Common Stock Certificate.

5.1	Opinion of Latham & Watkins LLP.

10.1(2)	2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan, including the first and second amendments thereto.

10.2(3)	Third Amendment to 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this Registration Statement).

(1)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Commission on May 16, 2005, and incorporated herein by reference.

(2)	Incorporated by reference to Appendix A to the definitive proxy statement filed by the Registrant with the Commission on April 6, 2007.

(3)	Incorporated by reference to Appendix A to the definitive proxy statement filed by the Registrant with the Commission on April 10, 2009.

2

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 22, 2009.

LEAP WIRELESS INTERNATIONAL, INC.
By:	/s/ S. Douglas Hutcheson
S. Douglas Hutcheson
Chief Executive Officer, President and Director

POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints S. Douglas Hutcheson, Walter Z. Berger and Robert J. Irving, Jr., and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ S. Douglas Hutcheson S. Douglas Hutcheson	Chief Executive Officer, President and Director (Principal Executive Officer)	September 22, 2009

/s/ Walter Z. Berger Walter Z. Berger	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 22, 2009

/s/ Jeffrey Nachbor Jeffrey Nachbor	Senior Vice President, Financial Operations and Chief Accounting Officer (Principal Accounting Officer)	September 22, 2009

/s/ John D. Harkey, Jr. John D. Harkey, Jr.	Director	September 22, 2009

/s/ Robert V. LaPenta Robert V. LaPenta	Director	September 22, 2009

/s/ Mark H. Rachesky, MD Mark H. Rachesky, MD	Director	September 22, 2009

/s/ Michael B. Targoff	Director	September 22, 2009
Michael B. Targoff

EXHIBIT INDEX

Exhibit
Number	Document
4.1(1)	Form of Common Stock Certificate.

5.1	Opinion of Latham & Watkins LLP.

10.1(2)	2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan, including the first and second amendments thereto.

10.2(3)	Third Amendment to 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this Registration Statement).

(1)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Commission on May 16, 2005, and incorporated herein by reference.

(2)	Incorporated by reference to Appendix A to the definitive proxy statement filed by the Registrant with the Commission on April 6, 2007.

(3)	Incorporated by reference to Appendix A to the definitive proxy statement filed by the Registrant with the Commission on April 10, 2009.